Exhibit 23.6

                               CONSENT OF DIRECTOR
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         THE UNDERSIGNED hereby consents and agrees to: (i) serve as a director of Empire Financial Holding Company (the "Company") effective upon completion of the Company's initial public offering of its common stock (the "Offering"), and
(ii) being named a director (effective upon completion of the Offering) in the Company's Registration Statement on Form S-1 relating to the Offering, and in the Prospectus contained therein proposed to be circulated in connection with the Offering, and all amendments thereto.

         EXECUTED as of this 1st day of March, 2000.

                                                     /s/ John Tsucalas
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                                                     Name:  John Tsucalas